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                                                                   Exhibit 10.32

                          AMENDMENT OF LEASE AGREEMENT

     This AMENDMENT OF LEASE AGREEMENT is made this day _____ of February, 2002 to be effective as of January 1, 2002, by and between FAIRE PARTNERS, LLC, a limited liability company organized and existing under the laws of the State of Texas ("Landlord") and RENAISSANCE ENTERTAINMENT CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("Tenant").

                             PRELIMINARY STATEMENTS

     A. Landlord and Tenant executed that certain Lease Agreement dated November 13, 1997, as amended by that certain Amendment of Lease Agreement dated December 17, 1999 and as further amended by that certain Amendment of Lease Agreement dated October 30, 2000 (collectively, the "Lease Agreement"), pursuant to the terms of which the Landlord did lease unto the Tenant and the Tenant did hire from the Landlord the real property described on Exhibit "A" attached hereto, together with all improvements (as defined in the Lease Agreement) located thereon.

     B. Landlord and Tenant have reached certain understandings and agreements with respect to a modification of the Lease Agreement and desire to reduced such understanding and agreement to writing.

     ACCORDINGLY, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, Landlord and Tenant agree as follows:

     1. PURCHASE PRICE. Subsection 20.2 is amended in its entirety to read as follows:

          20.2 The purchase price (the "Purchase Price") to be paid for the Property shall be its fair market value which is defined as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (i) buyer and seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their own best interests;
          (iii) a reasonable time is allowed for exposure in the open market;
          (iv) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and (v) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. The Purchase Price shall be determined as follows: First, Landlord and Tenant shall attempt to agree on the Purchase Price. If Landlord and Tenant cannot agree on the Purchase Price within ten days after the date Landlord receives the written notice described in Subsection 20.3 from Tenant, Landlord and Tenant shall attempt to agree on and select a mutually acceptable appraiser who will be engaged to determine the Purchase Price. For purposes of this Subsection 20.2, the date Landlord receives the written notice described in Subsection 20.3 from Tenant shall be referred to as the "Exercise Date." If Landlord and Tenant

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          cannot agree on an appraiser within 20 days after the Exercise Date,
          Landlord and Tenant shall each appoint an appraiser, such appointment to be made within 30 days after the Exercise Date. Should either Landlord or Tenant fail to appoint an appraiser, the appraiser appointed by either Landlord or Tenant shall make the appointment of a second appraiser. The first appraiser and the second appraiser so designated shall then appoint a third appraiser within 40 days after the Exercise Date. If the two appraisers so appointed cannot agree on a third appraiser within 40 days of the Exercise Date, then either Landlord or Tenant may request such appointment by a judge of a district court in Kenosha County, Wisconsin. Having made the appointments, each of the three appraisers so appointed shall be charged with the responsibility for independently determining the Purchase Price, such determination to be made within 90 days after the appointment of the third appraiser. The Purchase Prices determined by the three appraisers shall be added together and then divided by three to arrive at an average Purchase Price. The average Purchase Price shall be the Purchase Price under this Subsection 20.2 and shall be binding on the parties hereto and their successors and assigns. Any appraiser so designated by either Landlord or Tenant, the first and second appraiser, or a district court judge shall be disinterested, qualified to appraise the fair market value of the Property in the locale of the Land described on Exhibit "A", and a Member of the Appraisal Institute (MAI) at all times during such appraiser's service hereunder. All costs and expenses of engaging any appraiser under this Subsection 20.2 shall be shared equally by Landlord and Tenant. Notwithstanding anything to the contrary in this Article XX, in no event shall the Purchase Price be less than $4,522,443.34.

     2. CLOSING. The first sentence in Subsection 20.3 is amended in its entirety to read as follows: "In order to exercise the Option, Tenant shall give Landlord written notice of such exercise, which notice shall specify a closing date that shall be not later than 45 days after the date the Purchase Price is determined in accordance with Subsection 20.2."

     3. NO FURTHER MODIFICATIONS. Except as herein modified, the terms and provisions of the Lease Agreement are hereby ratified and confirmed in all respects by the parties hereto.

                                         FAIRE PARTNERS, LLC

                                         By:
                                            ------------------------------------
                                            Stephen L. Feinberg, Manager

                                         By:
                                            ------------------------------------
                                            William Wise, Manager

                                         By:
                                            ------------------------------------
                                            Shirley T. Leavell, Manager

                                                                        LANDLORD

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                                         RENAISSANCE ENTERTAINMENT
                                         CORPORATION

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                                                          TENANT

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                                    EXHIBIT A

                              PROPERTY DESCRIPTION

PARCEL I:

Part of the Southeast Quarter and part of the Northeast Quarter of Section 36, Town 1 North, Range 21 East of the Fourth Principal Meridian, lying and being in the Town of Bristol, Kenosha County, Wisconsin, and being more particularly described as: Beginning on the South line of the Southeast Quarter of said Section at a point 600.7 feet South 89 degrees 24 minutes 50 seconds West from the Southeast corner of said Quarter Section; thence South 89 degrees 24 minutes 50 seconds West along the South line of said Quarter Section 729.8 feet and to the West line of the East half of said Quarter Section; thence North 1 degree 53 minutes 10 seconds West along the West line of the East Half of said Quarter
Section 2675.0 feet and to the North line of said Quarter Section; thence North 1 degree 46 minutes 40 seconds West along the West line of the Southeast Quarter of the Northeast Quarter of said Section 1325.36 feet and to the North line of said Quarter Quarter Section; thence North 89 degrees 02 minutes East along the North line of said Quarter Quarter Section 1051.34 feet and to the Westerly right-of-way line of Interstate Highway 94; thence South 2 degrees 03 minutes East along said right-of-way line 131.93 feet; thence South 21 degrees 06 minutes West along said right-of-way line 788.49 feet; thence South 2 degrees 03 minutes East along said right-of-way line 700 feet; thence South 17 degrees 45 minutes 50 seconds East along said right-of-way line 1167.69 feet; thence South 10 degrees 58 minutes 40 seconds East along said right-of-way line 482.66 feet; thence South 89 degrees 24 minutes 50 seconds West parallel to the South line of the Southeast Quarter of said Section 395.04 feet; thence South 0 degree 35 minutes 10 seconds East at right angles to the South line of said Quarter
Section 851.72 feet to the point of beginning.

PARCEL II:

The East Half of the West Half of the Southeast Quarter and the Southwest Quarter of the Northeast Quarter of Section Thirty-six (36), in Town One (1) North, Range Twenty-one (21) East of the Fourth Principal Meridian; in the Town of Bristol, County of Kenosha and State of Wisconsin.

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